EXHIBIT 4.2

(FORM OF STOCK CERTIFICATE-FRONT SIDE)



Incorporated Under the Laws             Series B Common Stock
of the State of Arkansas

   NUMBER                                           SHARES
     TEB                      [LOGO]
                    THERMOENERGY CORPORATION


THIS CERTIFICATE IS TRANSFERABLE                  CUSIP
IN DALLAS, TEXAS AND NEW YORK,
NEW YORK                                SEE REVERSE FOR CERTAIN
                                        DEFINITIONS

     THIS CERTIFIES THAT



     is the owner of


FULLY PAID AND NON-ASSESSABLE SHARES OF THE SERIES B COMMON
STOCK, PAR VALUE $.001 PER SHARE, OF ThermoEnergy Corporation

(the "Corporation") transferable on the books of the Corporation by the holder hereof, in person or by duly authorized attorney, upon surrender of this certificate properly endorsed. This certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

     WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

                                   Dated:

P. L. MONTESI
President                          Countersigned and Registered:
                                   ChaseMellon Shareholder
                                   Services, L.L.C.
                                                  Transfer Agent
                                                   and Registrar

                                   By

                                                  Authorized
                                                  Signature
THERMOENERGY CORPORATION
CORPORATE SEAL
1-19-88
DENNIS COSSEY
Secretary

[FORM OF STOCK CERTIFICATE-REVERSE SIDE]

RESTRICTIVE LEGEND

Series B Shares are convertible to Series A Shares commencing twelve (12) months after the effective date of a registration statement filed with the United States Securities and Exchange Commission resulting in gross proceeds to the Corporation of $5,000,000 or more and the average closing bid price of the Series A Shares equals or exceeds 120% of its initial public offering price for twenty (20) consecutive trading days within a thirty-day (30) period (the "trading test"). In the event the bid price of the Corporation's Series A Shares twelve (12) months from the effective date does not meet the "trading test", then no more than 20% of the Series B Shares may be converted to Series A Shares, on a pro rata basis, in any one quarterly calendar period, or 100% of the Series B Shares shall be converted to Series A Shares when the "trading test" is met, whichever first occurs and all shares will be transferable. At such time as all Series B Shares have been converted to Series A Shares, the separate class designations shall be removed as a matter of law.

                         ThermoEnergy Corporation

     The Corporation will furnish the shareholders with designations, relative rights, preferences and limitations applicable to each class and the variation in rights, preferences, and limitations determined for each series (and the authority of the Board of Directors to determine variations for future series) on request in writing and without charge.

     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM-as tenants in common            UNIF TRANSF TO MIN ACT
TEN ENT-as tenants by the entirety
JT TEN-as joint tenants with right      _____Custodian_____ Minor
       survivorship and not as            under Uniform Transfers
       tenants in common                  to Minors Act
                                                    __________
                                                       State

Additional abbreviations may also be used though not in the above list.

For value received, _________ hereby sell, assign and transfer unto

Please insert social security or other
identifying number of assignee
[                    ]
_________________________________________________________________

_________________________________________________________________

Please print or typewrite name and address including postal zip code of assignee.

_________________________________________________________________

_________________________________________________________________

Shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint
_______________ Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.

Dated, ______________

          NOTICE:                  X____________________________

     THE SIGNATURE(S) TO THIS
     ASSIGNMENT MUST CORRESPOND
     WITH THE NAME(S) AS WRITTEN   X____________________________
     UPON THE FACE OF THE CERTIFICATE
     IN EVERY PARTICULAR WITHOUT
     ALTERATION OR ENLARGEMENT OR
     ANY CHANGE WHATEVER.


                              THE SIGNATURE(S) SHOULD BE
                              GUARANTEED BY AN ELIGIBLE GUARANTOR
                              INSTITUTION (BANKS, STOCKBROKERS,
                              SAVINGS AND LOAN ASSOCIATIONS AND
                              CREDIT UNIONS WITH MEMBERSHIP IN AN
                              APPROVED SIGNATURE GUARANTEE
                              MEDALLION PROGRAM), PURSUANT
                              TO S.E.C. RULE 17Ad-15.

                              SIGNATURE(S) GUARANTEED BY: